Exhibit 10.8

THIS SECURITY AGREEMENT AMENDMENT AND THE RIGHTS PROVIDED HEREIN ARE SUBJECT IN ALL RESPECTS TO THE TERMS OF AN AMENDED AND RESTATED SUBORDINATION AGREEMENT OF EVEN DATE HEREWITH BETWEEN THE AGENT OF THE SECURED PARTIES AND SILICON VALLEY BANK.

SECURITY AGREEMENT AMENDMENT

This SECURITY AGREEMENT AMENDMENT (the “Amendment”) is made as of November 16, 2007 between BlueLine Capital Partners, LP, a Delaware limited partnership with an office located at 4115 Blackhawk Plaza Circle, Suite 100, Danville, CA 94596, as agent (hereinafter, in such capacity, the “Agent”) for itself and the other lenders listed on the signature page hereto (hereinafter, collectively, the “Secured Parties”) and AXS-One Inc., a Delaware corporation with its principal executive offices located at 301 Route 17 North, Rutherford, NJ 07070, Attention: President (the “Debtor”).

WHEREAS, on May 29, 2007, the Debtor issued in favor of certain of the Secured Parties (the “May Secured Parties”), promissory notes (collectively the “May 2007 Notes”), in the aggregate principal amount of Five Million Dollars ($5,000,000) and such May 2007 Notes were issued pursuant to the terms of a Convertible Note and Warrant Purchase Agreement dated as of May 29, 2007 between the Debtor and such Secured Parties;

WHEREAS, in connection with the issuance of the May 2007 Notes, the Debtor entered into that certain Security Agreement dated as of May 29, 2007, between the Debtor and the Secured Parties described therein (the “Security Agreement”);

WHEREAS, on the date hereof, the Debtor has issued in favor of certain of the Secured Parties (the “November Secured Parties”), promissory notes (collectively the “November 2007 Notes”), in the aggregate principal amount of Three Million Seven Hundred and Fifty Thousand Dollars ($3,750,000) and the November Notes have been issued pursuant to the terms of a Convertible Note and Warrant Purchase Agreement (the “November Purchase Agreement”) of even date herewith between the Agent, the Debtor and the November Secured Parties (such transaction, the “November Financing”);

WHEREAS, it is a condition precedent to the November Secured Parties’ making any loans under the November Purchase Agreement and the November 2007 Notes or otherwise extending credit to the Debtor that the Debtor execute and deliver this Security Agreement Amendment; and

WHEREAS, the Debtor, the Agent and each of the Secured Parties desires to amend the Security Agreement in order to secure the Debtor’s obligations pursuant to the November 2007 Notes;

NOW, THEREFORE, in consideration of the premises and to induce the November Secured Parties to extend the loans to the Debtor pursuant to the November 2007 Notes, the Debtor and the Secured Parties hereby agree as follows:

1. Capitalized Terms. Capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms in the Security Agreement.

2. Amendment to the Security Agreement.

(a) Section 1(c) of the Security Agreement is hereby amended by amending clause (vii) of the defined term “Permitted Encumbrances” as follows: “(vii) the security interests of Silicon Valley Bank as set forth in the Amended and Restated Subordination Agreement of even date herewith between Silicon Valley Bank and the Agent for the Secured Parties.”

(b) Section 1(c) of the Security Agreement is hereby amended by inserting the following defined terms in appropriate alphabetical order therein:

“May 2007 Notes” means the Secured Convertible Promissory Notes of the Debtor in the aggregate principal amount of Five Million Dollars ($5,000,000), issued pursuant to the May Purchase Agreement.

“May Purchase Agreement” means the Convertible Note and Warrant Purchase Agreement dated as of May 29, 2007, between the Debtor and the Secured Parties set forth therein.

“Note” and “Notes” means the May 2007 Notes and/or the November 2007 Notes. This definition shall supersede the definition of such terms set forth in the recitals to this Agreement.

“November 2007 Notes” means the Series C 6% Secured Convertible Promissory Notes of the Debtor in the aggregate principal amount of Three Million Seven Hundred and Fifty Thousand Dollars ($3,750,000) issued pursuant to the November Purchase Agreement.

“November Purchase Agreement” means the Convertible Note and Warrant Purchase Agreement dated as of November 16, 2007, between the Debtor and certain of the Secured Parties.

“Purchase Agreement” means the May Purchase Agreement and/or the November Purchase Agreement, as applicable. This definition shall supersede the definition of such term in the recitals to this Agreement.

“Secured Parties” shall mean the holders of the May 2007 Notes that executed this Agreement and the holders of the November 2007 Notes that are made party to this Agreement pursuant to the Security Agreement Amendment dated as of November16, 2007, between the Debtor, the Agent and the other parties set forth therein.

“Warrants” shall mean the warrants to purchase Common Stock of the debtor issued pursuant to the May Purchase Agreement or the November Purchase Agreement, as applicable.

3. Joinder. The November Secured Parties executing this Amendment are hereby joined to and made party to the Security Agreement as amended hereby as “Secured Parties” thereunder and agree to be bound by all of the terms thereof. The May Secured Parties hereby consent to such joinder.

4. Consent to November Financing. The Secured Parties hereby consent to the November Financing and, in connection therewith, the Debtor’s execution, delivery and performance of the November Purchase Agreement, the sale of the November 2007 Notes and the consummation of the other transactions and execution of the other agreements and documents contemplated by the November Purchase Agreement.

5. Consent to pari passu Rank. The Secured Parties hereby acknowledge and agree that the security interests granted hereby in connection with the November 2007 Notes will rank pari passu in priority of payment and in all other respects with the security interests granted in connection with the May 2007 Notes, and the Secured Parties hereby consent to such pari passu ranking.

6. Full Force and Effect of the Security Agreement. Except as specifically amended hereby, the Security Agreement shall remain of full force and effect and is hereby ratified and affirmed in all respects.

7. Governing Law, etc. This Amendment shall be deemed to be a contract made under the laws of the State of New York and shall be construed in accordance with such laws without reference to conflict of laws.

8. Counterparts; Facsimile Execution. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Executed signature pages delivered by facsimile or other means of electronic image transmission shall have the same force and effect as an original thereof.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement Amendment to be duly executed and delivered as of the date first above written.

AXS-ONE INC.
By:	/s/ William P. Lyons
Name: William P. Lyons
Title: CEO

BLUELINE CAPITAL PARTNERS, LP, as Agent
By:	/s/ Scott Alan Shuda
Name: Scott Shuda
Title: Managing Director of BlueLine Partners, LLC

OMNIBUS SIGNATURE PAGE TO

AXS-ONE, INC.

SECURITY AGREEMENT AMENDMENT

The undersigned, as a Secured Party, hereby executes and delivers the Security Agreement Amendment to which this signature page is attached, which, together with all counterparts of the Security Agreement Amendment and signature pages of the other parties named in said Security Agreement Amendment, shall constitute one and the same document in accordance with the terms of the Security Agreement Amendment.

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